                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K/A
                               (AMENDMENT NO. 1)
                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)    June 30, 1995
                                                       -------------------

                             TCA Cable TV, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



            Texas                       0-11478                   75-1798185
       --------------                ------------            -------------------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation                File Number)            Identification No.)


         3015 S.S.E. Loop 323, Tyler, Texas                     75701
      -----------------------------------------------------------------
      (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code    (903) 595-3701
                                                    ------------------

         Reference is made to the Current Report on Form 8-K (the "Form 8-K") filed by TCA Cable TV, Inc. on July 14, 1995. The Form 8-K is hereby amended to read in its entirety as follows:


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 24, 1995, Teleservice Corporation of America ("Teleservice"), a wholly-owned subsidiary of TCA Cable TV, Inc. (the "Company"), entered into an asset purchase agreement (as amended, the "San Angelo Agreement") with Marcus Cable of San Angelo, L.P. ("Marcus Cable"), pursuant to which Teleservice would acquire the assets of, and assume certain liabilities related to, the operation of cable television systems (the "San Angelo System") in and around the following cities, counties, and areas in Texas: City of San Angelo, Goodfellow Air Force Training Center, Andrews County, City of Ballinger, City of Miles, Tom Greene County and City of Winters.

         The San Angelo Transaction was consummated on June 30, 1995.

         The assets acquired in the San Angelo Transaction included, with certain exceptions as set forth in the San Angelo Agreement, all of the assets and properties, real and personal, tangible and intangible, used by Marcus Cable in its operation of the San Angelo System. Teleservice intends to continue to use such assets to provide cable television services to the subscribers in the San Angelo System.

         The aggregate consideration paid in the San Angelo Transaction was approximately $65,500,000, subject to certain post closing adjustments as set forth in the San Angelo Agreement. The acquisition consideration for the San Angelo Transaction were determined by negotiations between the parties to the San Angelo Agreement.

         To the best knowledge of the Company, there is no material relationship between Marcus Cable and the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer.

         The primary sources of funds used in the San Angelo Transaction were funds received under term notes issued to Prudential Insurance Company of America, Prudential Life Insurance Company, The Variable Annuity Life Insurance Company, and the Franklin Life Insurance Company as well as unsecured loans extended by NationsBank of Texas, N.A.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements

         Audited balance sheets of Marcus Cable, as of December 31, 1993 and 1994, and the related statements of operations, partners' capital and cash flows for the years then ended along with the unaudited balance sheets of Marcus Cable as of June 30, 1995 and the related statements of operations, partners' capital and cash flow for the six months then ended (and the statements of operations and cash flow for the six months ending June 30, 1994) are attached hereto as Annex A and made a part hereof.

         (b)     Pro Forma Financial Information

         The following unaudited Pro Forma Balance Sheet of the Company and Subsidiaries attached hereto as Annex B has been adjusted to give effect to the purchase of the San Angelo System on June 30, 1995, through Teleservice as though such purchase had occurred on April 30, 1995. The unaudited Pro Forma Statements of Operations of the Company and Subsidiaries for the six months ended April 30, 1995, and the year ended October 31, 1994 present the historical results of the Company as if Teleservice had purchased the San Angelo System on November 1, 1993. Such pro forma information is not necessarily indicative of operating results that would have been achieved had the purchase been consummated at the beginning of the respective periods presented and should not be construed as representative of future operations.

         The unaudited Pro Forma Financial Statements should be read in conjunction with the historical Financial Statements of the Company and the financial statements included in Item 7(a) herein. The unaudited historical Financial Statements of the Company for the six months ended April 30, 1995 include, in the opinion of management, all adjustments necessary for a fair presentation of the results of such periods.

         (c)              Exhibits.

   Exhibit No.                           Description
   -----------                           -----------

         2.1 Asset Purchase Agreement dated March 24, 1995, between Teleservice Corporation of America and Marcus Cable of San Angelo, L.P.(1)

         2.2 Letter Agreement, dated June 16, 1995, between Marcus Cable of San Angelo, L.P. and Teleservice Corporation of America. (2)

         23.1             Consent of KPMG Peat Marwick LLP.(3)

__________________________

         (1) Previously filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended April 30, 1995 and incorporated herein by reference.

         (2) Previously filed as an exhibit to the Company's current report on Form 8-K filed July 14, 1995 and incorporated herein by reference.

         (3)     Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TCA CABLE TV, INC.



Date:  September 13, 1995               By:       /s/ JIMMIE F. TAYLOR
                                           ------------------------------------
                                                      Jimmie F. Taylor
                                        Its:         VP, CFO & Treasurer
                                            -----------------------------------

                                  ANNEX A

                          INDEPENDENT AUDITORS' REPORT


The Partners
Marcus Cable of San Angelo, L.P.:


We have audited the accompanying balance sheets of Marcus Cable of San Angelo, L.P. as of December 31, 1993 and 1994, and the related statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marcus Cable of San Angelo, L.P. as of December 31, 1993 and 1994 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP


DALLAS, TEXAS
August 25, 1995

                        MARCUS CABLE OF SAN ANGELO, L.P.

                                 Balance Sheets



                         Assets                                       December 31
                         ------                               --------------------------             June 30,
                                                               1993                1994                1995
                                                               ----                ----                ----
                                                                                                    (unaudited)
 Current assets:
     Cash and cash equivalents                          $   1,894,482       $      151,733      $    1,241,904
     Accounts receivable:
       Customers, net of allowance of $54,681
         in 1993, $66,278 in 1994 and $-0-
         in 1995                                              455,397              534,979             458,329
       Other                                                  156,602               29,860              73,881
       Parent                                                       -            2,266,615           1,975,836

     Prepaid expenses                                          39,703               58,051              81,404
                                                        -------------       --------------      --------------
                  Total current assets                      2,546,184            3,041,238           3,831,354

 Property and equipment:
     Cable systems                                         10,216,608           11,333,846          11,726,106
     Land and buildings                                        47,479               59,169              61,553

     Vehicles and other                                       609,975              764,157             789,348
                                                        -------------       --------------      --------------
                                                           10,874,062           12,157,172          12,577,007
     Less accumulated depreciation                         (1,949,066)          (3,543,944)         (4,359,443)
                                                        -------------       --------------      --------------
                  Net property and equipment                8,924,996            8,613,228           8,217,564
                                                        -------------       --------------      --------------

 Other assets, net (note 4)                                39,260,226           32,950,158          29,640,757
                                                        -------------       --------------      --------------
                                                        $  50,731,406       $   44,604,624      $   41,689,675
                                                        =============       ==============      ==============

           Liabilities and Partners' Capital
           ---------------------------------


 Current liabilities:
     Accounts payable and accrued liabilities           $     777,779       $      857,529      $      583,484
     Accrued interest                                         128,152              617,097             411,154
     Current maturities of long-term debt                     295,973                    -                   -


 Long-term debt (note 3)                                   40,213,532           41,635,402          43,043,448

 Partners' capital (note 5)                                 9,315,970            1,494,596          (2,348,411)

 Commitments and contingencies (notes 7
     and 8)                                                                                                  -
                                                        -------------       --------------      --------------

                                                        $  50,731,406       $   44,604,624      $   41,689,675
                                                        =============       ==============      ==============


                                 See accompanying notes to financial statements.

                        MARCUS CABLE OF SAN ANGELO, L.P.

                            Statements of Operations



                                               Years ended December 31            Six months ended June 30
                                               -----------------------            ------------------------
                                               1993               1994            1994                1995
                                               ----               ----            ----                ----
                                                                                        (unaudited)
 Revenues:
     Basic service                      $   9,350,276      $   8,504,395      $ 4,128,643         $  4,202,065
     Premium service                        1,794,236          2,046,110          997,733              995,001
     Installation and other                 1,638,423          1,441,385          635,388              825,037
                                        -------------      -------------      -----------         ------------
                    Total revenues         12,782,935         11,991,890        5,761,764            6,022,103
                                        -------------      -------------      -----------         ------------


 Operating expenses:
     Programming costs                      2,426,159          2,777,498        1,353,690            1,473,190
     Selling, service and system
       management                           1,262,597          1,695,682          791,479              764,421
     General and administrative             2,569,899          2,207,753        1,082,248              864,169
     Regulatory refunds (note 7)                    -            319,205          408,089                    -
     Depreciation and amortization          7,701,769          7,991,121        3,935,940            4,072,369
                                        -------------      -------------      -----------         ------------
                                           13,960,424         14,991,259        7,571,446            7,174,149
                                        -------------      -------------      -----------         ------------
                  Operating loss           (1,177,489)        (2,999,369)      (1,809,682)          (1,152,046)
                                        -------------      -------------      -----------         ------------

 Other (income) expense:

     Loss on retirement of fixed
       assets                                 400,250                  -                -                    -
     Interest expense                       2,678,488          4,389,626        1,882,729            2,695,483
     Interest income                          (50,259)           (35,229)         (22,894)              (4,522)
                                        -------------      -------------      -----------         ------------
                                            3,028,479          4,354,397        1,859,835            2,690,961
                                        -------------      -------------      -----------         ------------
                  Income (loss)
                    before
                    extraordinary
                    item                   (4,205,968)        (7,353,766)      (3,669,517)          (3,843,007)

 Extraordinary item  - loss  on  early
     retirement of debt                    (1,192,863)          (467,608)               -                    -
                                        -------------      -------------      -----------         ------------
                  Net income
                    (loss)              $  (5,398,831)     $  (7,821,374)     $(3,669,517)        $ (3,843,007)
                                        =============      =============      ===========         ============


See accompanying notes to financial statements.

                        MARCUS CABLE OF SAN ANGELO, L.P.

                        Statements of Partners' Capital

                   Years ended December 31, 1993 and 1994 and
                         six months ended June 30, 1995



                                              Class I            Class B
                                              Limited            Limited         General
                                              Partner            Partner         Partner             Total
                                              -------            -------         -------             -----
 Balance at December 31, 1992              $    760,254       $     -        $  16,345,398       $ 17,105,652


 Redemptions (note 5)                        (1,000,000)            -              (97,480)        (1,097,480)

 Distribution                                         -             -           (1,293,371)        (1,293,371)

 Reallocation of losses related to
     limited partner units redeemed
     (note 5(a))                                299,732             -             (299,732)                 -

 Net loss                                       (59,986)            -           (5,338,845)        (5,398,831)
                                           ------------       -------        -------------       ------------
 Balance at December 31, 1993                         -             -            9,315,970          9,315,970


 Net loss                                             -             -           (7,821,374)        (7,821,374)
                                           ------------       -------        -------------       ------------
 Balance at December 31, 1994                         -             -            1,494,596          1,494,596

 Net income                                           -             -           (3,843,007)        (3,843,007)
                                           ------------       -------        -------------       ------------
 Balance at June 30, 1995                  $          -       $     -        $  (2,348,411)      $ (2,348,411)
                                           ============       =======        =============       ============


See accompanying notes to financial statements.

                        MARCUS CABLE OF SAN ANGELO, L.P.

                            Statements of Cash Flows

                                                             Years ended December 31            Six months ended June 30
                                                          ----------------------------       -----------------------------
                                                               1993          1994               1994               1995
                                                          ------------    ------------       ------------      -----------
                                                                                                     (unaudited)
Cash flows from operating activities:
     Net income (loss)                                    $ (5,398,831)   $ (7,821,374)       $(3,669,517)     $(3,843,007)
     Adjustments to reconcile net
     loss to net cash provided by
     operating activities:
         Extraordinary item - loss
            on early retirement of debt                      1,192,863         467,608                  -                -
         Loss on retirement of
            fixed assets                                       400,250               -                  -                -
         Accretion of discount on
            long-term debt                                           -       1,125,897                  -        1,408,046
         Depreciation and amortization                       7,701,769       7,991,121          3,935,940        4,072,369
         Payments of debt issuance costs                    (1,411,371)       (633,663)                 -                -
         Other                                                 169,851          79,970             48,570           22,476
         Changes in assets and
            liabilities:
               Accounts receivable                            (124,127)     (2,219,455)            21,466          323,408
               Prepaid expenses                                 85,174         (18,438)           (15,141)          23,353
               Other assets                                     75,258               -             (2,880)         (16,651)
               Accounts payable and
               accrued liabilities                              51,620         568,693          1,648,552         (479,988)
                                                          ------------    ------------       ------------      -----------
               Net cash provided
               by (used in)
               operating activities                          2,742,456        (459,641)         1,966,990        1,510,006
                                                          ------------    ------------       ------------      -----------
Cash flows used in investing
     activities - additions to
     property and equipment                                 (1,262,902)     (1,283,108)          (560,929)        (419,835)
                                                          ------------    ------------       ------------      -----------

Cash flows from financing activities:
     Proceeds from long-term debt                           40,509,505      19,735,400                  -                -
     Repayments of long-term debt                          (38,500,000)    (19,735,400)                 -                -
     Redemption of Class I
         limited partner units                              (1,097,480)              -                  -                -
     Distribution                                           (1,293,371)              -                  -                -
                                                          ------------    ------------       ------------      -----------
            Net cash used in
            financing activities                              (381,346)              -                  -                -
                                                          ------------    ------------       ------------      -----------
Net increase (decrease) in cash
     and cash equivalents                                    1,098,208      (1,742,749)         1,406,061        1,090,171
Cash and cash equivalents
     at beginning of period                                    796,274       1,894,482          1,894,482          151,733
Cash and cash equivalents at
     end of period                                        $  1,894,482    $    151,733       $  3,300,543      $ 1,241,904
                                                          ============    ============       ============      ===========
Supplemental disclosure of cash
     flow information - interest
     paid                                                 $  2,386,367    $  2,692,711       $  1,301,812      $ 1,865,242
                                                          ============    ============       ============      ===========

See accompanying notes to financial statements.

                        MARCUS CABLE OF SAN ANGELO, L.P.

                         Notes to Financial Statements

                           December 31, 1993 and 1994


(1)      Organization

         Marcus Cable of San Angelo, L.P. (the "Partnership"), a Delaware limited partnership, was formed on February 3, 1992 for the purpose of owning and operating cable television systems and is a subsidiary of Marcus Cable Company, L.P. ("MCC" or the "Parent") which owns a 99.99% interest in the Partnership.

(2)      Summary of Significant Accounting Policies

         (a)     Cash Equivalents

                 For purposes of the statement of cash flows, the Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1993, the Partnership had cash equivalents of $1,298,856 (none in 1994), consisting of certificates of deposit.

         (b)     Property and Equipment

                 Property and equipment are recorded at cost, including all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the cost of new customer installations. Maintenance and repairs are charged to expense as incurred and equipment replacements and betterments are capitalized.

                 Property and equipment are depreciated using the straight-line method based on estimated useful lives as follows: buildings, 15 years; cable systems, 3 to 10 years; and vehicles and other, 3 to 10 years.

         (c)     Other Assets

                 Franchise rights and going concern value of acquired cable systems are amortized on a straight-line basis over five to ten years. The cost of noncompetition agreements is amortized by the straight-line method over the periods of the respective agreements. Deferred debt issuance costs are amortized to interest expense using the interest method over the term of the related debt.

                 The Partnership assesses the recoverability of intangible assets as well as the related amortization lives by determining whether the carrying value of the intangible assets can be recovered over the remaining lives through projected undiscounted future operating cash flows. To the extent that such projections indicate that undiscounted future operating cash flows are not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets.

                                                                     (Continued)

                        MARCUS CABLE OF SAN ANGELO, L.P.

                         Notes to Financial Statements


         (d)     Revenues

                 Revenues from basic and premium service are recognized when the service is provided.

                 Installation revenues are recognized to the extent of direct selling costs incurred. The remainder, if any, is deferred and amortized to income over the estimated average period that customers are expected to remain connected to the cable television system.

         (e)     Income Taxes

                 The Partnership has not provided for federal income taxes since such taxes are the responsibility of the individual partners.

         (f)     Cash Management and Intercompany Account

                 Excess cash funds are periodically transferred to the Parent using the Partnership's intercompany account. In addition, the Parent allocates a portion of its corporate overhead expenses to the Partnership. Such amounts are transferred to the Partnership through its intercompany account.

         (g)     Interim Financial Information

                 In the opinion of management, the accompanying unaudited condensed financial information of the Partnership contains all adjustments, consisting only of those of a recurring nature, necessary to present fairly the Partnership's financial position as of June 30, 1995, and the results of its operations and cash flows for the six-months ended June 30, 1994 and 1995. These results are not necessarily indicative of the results to be expected for the full fiscal year.

(3)      Long-term Debt

         On July 29, 1994, the Partnership entered into a long-term discounted note payable with a maturity value of $37,953,000 (the "13 1/2% Note") with the Parent. No interest is payable on the 13 1/2% Note until February 1, 2001. Thereafter, interest is payable semiannually until maturity on August 1, 2004. The discount on the 13 1/2% Note is being accreted using the interest method at an interest rate of 13 1/2%.
         The unamortized discount was approximately $17,091,700 at December 31, 1994. Proceeds from the 13 1/2% Note were used to retire outstanding borrowings under the Partnership's credit facility.

         On October 13, 1993, the Partnership entered into an 11 7/8% long-term note payable of $20,774,105 with MCC. Interest on the 11 7/8% Note was payable beginning April 1, 1994 until maturity on October 1, 2005. Proceeds from the 11 7/8% Note were used to repay indebtedness and to redeem certain partnership preference units.

         On October 13, 1993, the Partnership became a co-borrower with other affiliates on a $95 million term loan credit facility of which $19,735,400 was advanced to the Partnership. Amounts borrowed under the credit facility bore interest at either the (i) base rate or (ii) London Interbank Offered Rate, in either case plus a margin of 0.125% to 2%, subject to certain adjustments based on the Parent's total debt to annualized operating cash flows. At

                                                                     (Continued)

                        MARCUS CABLE OF SAN ANGELO, L.P.

                         Notes to Financial Statements

         December 31, 1993, the interest rate on the debt outstanding was 5.4375%. The credit facility was repaid in connection with the issuance of the 13 1/2% note.

(4)      Other Assets

         Other assets consist of the following at December 31, 1993 and 1994:

                                                                                         1993                  1994
                                                                                         ----                  ----
                            Franchise rights                                        $ 35,156,000         $ 35,156,000
                            Going concern value of acquired cable systems                912,103              912,103
                            Noncompetition agreements                                 15,000,000           15,000,000
                            Debt issuance costs                                        1,359,447            1,486,051
                            Other                                                         12,450               12,450
                                                                                    ------------         ------------
                                                                                      52,440,000           52,566,604
                            Accumulated amortization                                 (13,179,774)         (19,616,446)
                                                                                    ------------         ------------
                                                                                    $ 39,260,226         $ 32,950,158
                                                                                    ============         ============

(5)      Partners' Capital

         (a)     General

                 The Class I limited partner received a preference return of 10%, compounded quarterly on its capital contribution. Cumulative preference returns for the Class I limited partner were $97,480 for the period of May 1992 through March 1993.
                 In April 1993, all Class I limited partner units were redeemed for their face value of $1,000,000 plus unpaid preference returns. Payment of the preference return has been recognized in the accompanying statement of partners' capital as a reduction of general partner capital and an increase in Class I limited partner capital. The Class I limited partner units had previously been allocated Partnership losses of $299,732 as provided by the partnership agreement. Since these losses were not considered in the redemption value of the units, they have been reallocated to the general partner.

                 The general partner is required to make additional capital contributions as necessary to maintain a minimum capital account balance (calculated in accordance with the partnership agreement) equal to the lesser of 1% of the aggregate positive capital account balances of all the partners or $500,000. In return for such contributions, the general partner will be issued additional general partner units.

         (b)     Allocation of Income and Loss to Partners

                 Income is allocated to the partners first to eliminate any negative capital account balance until no partner has a negative capital account balance and then to the general partner and the Class I and Class B limited partners as specified in the partnership agreement.

                                                                     (Continued)

                        MARCUS CABLE OF SAN ANGELO, L.P.

                         Notes to Financial Statements

                 Losses are allocated first to the Class B limited partner until its capital account does not exceed zero. Then, losses are allocated to the Class I limited partner and general partner in accordance with their ownership interests until the Class I limited partner capital account does not exceed zero. Any additional losses are allocated to the general partner.

                 The general partner at all times shall be allocated a minimum of 1% of net income or loss.

         (c)     Distributions

                 Distributions are made at the discretion of the general partner. Distributions shall be made to the partners as follows:

                      o   First,  to each  partner in  an amount
                          sufficient to pay income taxes on net income allocated to such partner;

                      o Next, to Class I limited partners equal to any accrued but unpaid preference return and any unreturned capital contributions;


                      o   Next,  to   Class  B   limited  partners
                          equal  to   any  unreturned   capital
                          contributions; and

                      o   Next, to the general partner equal to
                          unreturned capital contributions

(6)      Related Party Transactions

         Through July 29, 1994, the Partnership had a management agreement with Marcus Cable Management, Inc. ("MMI"), an affiliated entity, whereby MMI provided various general, administrative and operating services to the Partnership. MMI received an annual management fee equal to 5.5% of gross revenues for such services. The Partnership recorded management fees of $790,518 and $461,907 in 1993 and 1994, respectively, pursuant to this agreement.

         Beginning August 1, 1994, the Partnership was allocated a portion of corporate overhead provided by the Parent. The Partnership recorded expenses of $233,835 pursuant to this allocation for the period ended December 31, 1994. The management fee and corporate allocation are included in general and administrative expenses in the accompanying statements of operations. It is not practicable to determine what these costs would have been for the Partnership on a stand alone basis.

(7)      Commitments and Contingencies

         The Partnership rents pole space from various companies under agreements which are generally cancelable on short notice and leases office space for system and corporate offices. Lease and rental costs charged to expense were approximately $104,061 and $117,536 for the years ended December 31, 1993 and 1994, respectively.

                                                                    (Continued)

                        MARCUS CABLE OF SAN ANGELO, L.P.

                         Notes to Financial Statements

         In October 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). During May 1993, pursuant to authority granted to it under the 1992 Cable Act, the Federal Communications Commission ("FCC") issued its rate regulation rules which became effective September 1, 1993. These rate regulation rules required certain cable systems in franchise areas which receive certification and are not subject to effective competition, as defined, to set rates for basic and cable programming services, as well as related equipment and installations, pursuant to general cost-of-service standards or FCC prescribed benchmarks. These FCC benchmarks were based on an average 10% competitive differential between competitive and non-competitive systems. Effective September 1, 1993, regulated cable systems not electing cost-of-service were required to reduce rates to the higher of the prescribed benchmarks or rates that were 10% below those in effect on September 1, 1992.

         In February 1994, the FCC announced further changes in its rate regulation rules and announced its interim cost-of-service standards. In connection with these changes, the FCC issued revised benchmark formulas, based on a revised competitive differential of 17%, which became effective on May 15, 1994 or if certain conditions were met, on July 14, 1994. Regulated cable systems were required to reduce rates to the higher of the new FCC prescribed benchmarks or rates that were 17% below those in effect on September 1, 1992.

         The Partnership believes that it has complied with all provisions of the 1992 Cable Act, including the rate setting provisions promulgated by the FCC. However, in jurisdictions which have chosen not to certify, refunds covering a one-year period of basic service may be ordered upon certification if the Partnership is unable to justify its rates through a cost-of-service filing. The amount of refund liability, if any, to which the Partnership could be subject in the event that these systems' rates are successfully challenged by franchising authorities is not currently estimable.

         During the year ended December 31, 1994, the Partnership paid rate refunds of approximately $811,788 to its cable customers as a result of rate orders issued by certain franchise authorities. Of this amount, $319,205 related to services provided during 1993 and are reported as a component of operating expenses for the year ended December 31, 1994. Remaining refunds of $492,583 related to services provided during 1994 have been presented as a reduction of revenues for the year ended December 31, 1994.

(8)      Subsequent Events

         On June 30, 1995, the assets of Marcus Cable of San Angelo, L.P. were sold to Teleservice Corporation of America for approximately $65 million. The accompanying financial statements as of and for the six months ended June 30, 1995 present the financial position and results of operations and cash flows of the Partnership immediately preceding the consummation of the sale.

                                   ANNEX B

                      TCA CABLE TV. INC. AND SUBSIDIARIES
                            PRO FORMA BALANCE SHEET
                                  (UNAUDITED)

                                                      TCA               RECENT
                                                 APRIL 30, 1995      ACQUISITIONS      ADJUSTMENTS           PRO FORMA
ASSETS

Cash                                              $   2,444,953        $ 1,286,588     $(1,286,588)(a)     $   2,444,953

Accounts receivable, subscribers                      5,809,833            909,222                             6,719,055

Accounts receivable, other                              190,682          2,049,717      (2,049,717)(a)           190,682

Investments                                           2,014,471                                                2,014,471

Property, plant and equipment, at cost              292,543,079         23,346,983      (9,980,161)(a)       305,909,901
Less accumulated depreciation                      (172,515,394)        (9,661,682)      9,661,682 (a)      (172,515,394)
                                            --------------------- ------------------ --------------    ------------------
Property, plant and equipment, net                  120,027,685         13,685,301        (318,479)          133,394,507
                                            --------------------- ------------------ --------------    ------------------
Other assets:
Intangibles, net of
  accumulated amortization                          164,067,486         29,702,049      61,491,129 (a)       255,260,664
Prepaid expenses                                        677,103            105,632        (105,632)(a)           677,103
                                            --------------------- ------------------ --------------    ------------------
                                                    164,744,589         29,807,681      61,385,497           255,937,767
                                            --------------------- ------------------ --------------    ------------------
Total Assets                                      $ 295,232,213        $47,738,509     $57,730,713         $ 400,701,435
                                            ===================== ================== ==============    ==================
LIABILITIES

Accounts payable                                  $   6,848,502        $   679,737     $  (679,737)(a)     $   6,848,502
Accrued expenses                                     10,600,377          1,144,238      (1,144,238)(a)        10,600,377
Subscriber advance payments                           3,726,488            403,979                             4,130,467
Income taxes payable                                    790,382                                                  790,382
Deferred income taxes                                42,900,000                                               42,900,000
Term debt                                           122,744,095         43,043,448      62,021,795 (a)       227,809,338
                                            --------------------- ------------------ --------------    ------------------
Total Liabilities                                   187,609,844         45,271,402      60,197,820           293,079,066
                                            --------------------- ------------------ --------------    ------------------

SHAREHOLDERS EQUITY

Common stock                                          2,474,945                                                2,474,945
Additional paid-in capital                           43,129,634                                               43,129,634
Retained earnings                                    65,821,544                                               65,821,544
Net assets                                                               2,467,107      (2,467,107)(a)
                                            --------------------- ------------------ --------------    ------------------
                                                    111,426,123          2,467,107      (2,467,107)          111,426,123
Less treasury stock, at cost                         (3,803,754)                                              (3,803,754)
                                            --------------------- ------------------ --------------    ------------------
Total Shareholders Equity                           107,622,369          2,467,107      (2,467,107)          107,622,369
                                            --------------------- ------------------ --------------    ------------------
                                                  $ 295,232,213        $47,738,509     $57,730,713         $ 400,701,435
                                            ===================== ================== ==============    ==================

   The accompanying notes are an integral part of the consolidated financial statements.

                      TCA CABLE TV, INC. AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                                     TCA
                                                  YEAR ENDED           RECENT
                                               OCTOBER 31, 1994      ACQUISITIONS      ADJUSTMENTS            PRO FORMA
Revenues                                          $162,300,265         $18,353,373                            $180,653,638

Operating expenses:
  Programming costs                                 36,476,851           4,209,888                              40,686,739
  Other operating expenses                          46,235,512           6,280,279                              52,515,791
  Depreciation and amortization                     33,635,939           8,927,280     (5,756,329) (b)          36,806,890
                                            ---------------------- ----------------- -------------     --------------------
Total Operating Expenses                           116,348,302          19,417,447     (5,756,329)             130,009,420
                                            ---------------------- ----------------- -------------     --------------------
Operating Income                                    45,951,963          (1,064,074)     5,756,329               50,644,218

Other income                                         1,662,688              43,823                               1,706,511
Interest expense                                    (9,747,932)         (4,582,488)    (2,980,592) (c)         (17,311,012)
                                            ---------------------- ----------------- -------------     --------------------
  Income before income taxes                        37,866,719          (5,602,739)     2,775,737               35,039,717

Provision for (benefit from) income taxes           14,892,114                         (1,823,361) (d)          13,068,753
                                            ---------------------- ----------------- -------------     --------------------
                                                    14,892,114                   0     (1,823,361)              13,068,753
                                            ---------------------- ----------------- -------------     --------------------
Income from continuing operations                 $ 22,974,605         $(5,602,739)   $ 4,599,098             $ 21,970,964
                                            ====================== ================= =============     ====================
Weighted average number of
  common shares                                     24,638,135          24,638,135     24,638,135               24,638,135

Earnings  per common share from
   continuing operations                                 $0.93              ($0.23)         $0.19                    $0.89

                      TCA CABLE TV, INC. AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                                    TCA
                                                 SIX MONTHS
                                                    ENDED             RECENT
                                               APRIL 30, 1995      ACQUISITIONS     ADJUSTMENTS          PRO FORMA
Revenues                                          $87,258,079        $ 9,472,276                        $96,730,355

Operating expenses:
  Programming costs                                19,892,817          2,244,253                         22,137,070
  Other operating expenses                         23,714,498          2,681,879                         26,396,377
  Depreciation and amortization                    12,843,753          4,544,692    (3,024,081)(b)       14,364,364
                                           ----------------------- --------------- ------------    -----------------
Total Operating Expenses                           56,451,068          9,470,824    (3,024,081)          62,897,811
                                           ----------------------- --------------- ------------    -----------------
Operating Income                                   30,807,011              1,452     3,024,081           33,832,544

Other income                                          302,304             25,459                            327,763
Interest expense                                   (4,884,193)        (2,791,044)     (618,642)(c)       (8,293,879)
                                           ----------------------- --------------- ------------    -----------------
  Income before income taxes                       26,225,122         (2,764,133)    2,405,439           25,866,428

Provision for (benefit from) income taxes          10,770,000                          (74,029)(d)       10,695,971
                                           ----------------------- --------------- ------------    -----------------
                                                   10,770,000                  0       (74,029)          10,695,971
                                           ----------------------- --------------- ------------    -----------------

Net income (loss)                                 $15,455,122        $(2,764,133)  $ 2,479,468          $15,170,457
                                           ======================= =============== ============    =================


Weighted average number of
  common shares                                    24,559,659         24,559,659    24,559,659           24,559,659


Earnings (loss) per common share                        $0.62             ($0.11)        $0.10                $0.62


   The accompanying notes are an integral part of the consolidated financial statements.

                      TCA CABLE TV, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.   Organization and Financial Statement Presentation

     On May 9, 1995 TCA Cable TV, Inc. ("TCA" or the "Company") through its subidiaries acquired substantially all of the assets used by Time Warner Entertainment Company, L.P. ("Time Warner") in the operation of the cable television systems in and around the following cities of Arkansas:
     Fayetteville, Elkins, Farmington, Greenland, and unincorporated areas of Washington County ( "Fayetteville" ). The cost of the acquisition was approximately $39 million, all of which was paid in cash obtained from the Company's bank lines of credit.

     On June 30, 1995 the Company, through a subsidiary, acquired substantially all of the assets used by Marcus Cable of San Angelo, L.P. ("Marcus Cable") in the operation of the cable television systems in and around the following cities, counties and areas in Texas; the cities of San Angelo, Andrews, Ballinger, Miles and Winters, Andrews and Tom Green counties and Goodfellow Air Force Base ("San Angelo"). The cost of the acquistion was approximately $68 million, all of which was paid in cash obtained from the Company's bank lines of credit.

     The accompanying pro forma consolidated balance sheet as of April 30, 1995 has been prepared as if the acquisition had occurred as of the balance sheet date. Accordingly, the pro forma balance sheet presents the financial position of the Company, including the acquired assets, as of April 30, 1995.

     The accompanying pro forma consolidated statements of operations have been prepared as if the Company had acquired the Fayetteville and San Angelo systems on November 1, 1993. Accordingly, the pro forma consolidated statements of operations present the operating results of the Company plus the operating results of the acquired systems for the year ended October 31, 1994 and the six months ended April 30, 1995.

     The operating results of the Fayetteville system for the six months ended March 31, 1995 were not available from the seller and were estimated using the audited statement of operations for the year ended December 31, 1994 and the unaudited statements of operations for the three months ended March 31, 1995.

     On May 1, 1995 TCA through its subsidiaries acquired substanially all of the assets used by Time Warner in the operation of the cable television systems in and around the following cities in Arkansas: Russellville, Booneville, Paris, Clarksville, Johnson City, Pottsville, Pope County and the unincorporated areas within Arkansas counties in which the foregoing cities are located ("Russellville"). The Russellville acquisition is immaterial and is not included in the pro forma financial statements.

2.   Pro Forma Adjustments

     Pro Forma Consolidated Balance Sheet

 (a) The purchase price of the acquisitions is allocated as follows:

     Property, plant and equipment   $ 13,366,822
     Intangibles                       91,193,178
     Account receivables, subscribers     909,222
     Subscriber advance payments         (403,979)
     --------------------------------------------
                                     $105,065,243

     Pro Forma Consolidated Statement of Operations

 (b) Additional depreciation and amortization expense has been recorded to reflect an increase in the basis of assets acquired and the revision of the acquired system's depreciation and amortization policy to conform to the Company's policy. Intangibles are amortized straight line over 40 years.

 (c) Additional interest expense has been recorded to reflect the term debt incurred to finance the acquisitions.

 (d) The provision for income taxes has been adjusted to reflect the tax provision as if the operations of the acquired systems had been taxed at the Company's effective tax rate.

                               INDEX TO EXHIBITS


    Exhibit No.                       Description
    -----------                       -----------

         2.1 Asset Purchase Agreement dated March 24, 1995, between Teleservice Corporation of America and Marcus Cable of San Angelo, L.P.(1)

         2.2 Letter Agreement, dated June 16, 1995, between Marcus Cable of San Angelo, L.P. and Teleservice Corporation of America. (2)

         23.1             Consent of KPMG Peat Marwick LLP.(3)

__________________________

         (1) Previously filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended April 30, 1995 and incorporated herein by reference.

         (2) Previously filed as an exhibit to the Company's current report on Form 8-K filed July 14, 1995 and incorporated herein by reference.

         (3)     Filed herewith.